SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2012

RGC RESOURCES, INC.

(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia		24016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On January 30, 2012, the Board of Directors of RGC Resources, Inc., (the “Company”) approved the Compensation Committee’s bonuses in respect of 2011 and salaries in effect during 2012 for the executive officers.

The approved 2011 bonuses and 2012 salaries for the Company’s executive officers are set forth below:

Officer	Title	Bonus	Salary

John B. Williamson, III	Chairman, President, CEO and CFO	$120,000	355,000

John S. D’Orazio	Vice President and COO - Roanoke Gas Company	36,000	180,000

Howard T. Lyon	Treasurer	29,000	156,000

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On January 30, 2012, the Company held its Annual Meeting of Shareholders to elect two directors, to ratify the selection of independent auditors and to hold a non-binding shareholder advisory vote on executive compensation. The final voting results are provided below:

Shareholders elected both nominees for Class C directors as listed below to serve a three-year term expiring at the Annual Meeting of Shareholders to be held in 2015.

Director	Shares For	Shares Withheld	Broker Non Votes

Maryelle F. Goodlatte	2,277,939	20,855	1,599,349
George W. Logan	2,283,581	15,213	1,599,349

Abney S. Boxley, III, S. Frank Smith and John B. Williamson, III continue to serve as Class A directors until the Annual Meeting of Shareholders to be held in 2013. Nancy Howell Agee, J. Allen Layman and Raymond D. Smoot, Jr. continue to serve as Class B directors until the Annual Meeting of Shareholders to be held in 2014.

Shareholders approved the selection by the Audit Committee of the Board of Directors of the firm Brown Edwards & Company, LLP as independent auditors for the fiscal year ending September 30, 2012, by the following vote.

Shares For	Shares Against	Shares Abstaining

3,857,020	12,982	28,141

Shareholders approved executive compensation through a non-binding advisory vote as indicated below:

Shares For	Shares Against	Shares Abstaining	Broker Non Votes

2,073,999	58,093	166,699	1,599,352

ITEM 8.01.	OTHER EVENTS.

The Company issued a press release on January 31, 2012, announcing, among other things, the election of two Directors at its annual meeting of shareholders held on January 30, 2012 and the appointment of external auditors for the current year. At a meeting of the Board of Directors following the annual meeting of shareholders, the Board of Directors reelected John B. Williamson, III as Chairman of the Board, President and CEO of RGC Resources, Inc. and its subsidiary companies. The Board of Directors also elected John B. Williamson, III to be Chief Financial Officer of the Company and its subsidiary companies effective January 30, 2012. Neither the compensation of Mr. Williamson nor the compensation of Mr. Lyon (the former CFO) will be effected as a result of the change. Since 2003, Mr. Williamson, age 57, has been the Chairman, President and CEO of the Company and each of its affiliates. While the title of Chairman was added to Mr. Williamson in 2003, Mr. Williamson has been the President and CEO of the Company since 1999. Mr. Williamson is also a Director of Botetourt Bankshares, Inc.; a Director of Optical Cable Corporation; a Director of Synchrony, Inc.; a Director of Luna Innovations Corporation; and a Director of Corning Natural Gas Company. There are no family relationships between Mr. Williamson and any other executive officer or director.

The Board of Directors also elected the following senior officers: John S. D’Orazio, Vice President and COO of Roanoke Gas Company and certain affiliated companies; Dale P. Lee, Vice President and Secretary of the Company and its subsidiary companies; Howard T. Lyon, Treasurer of the Company and its subsidiary companies; Robert L. Wells, II, Vice President, Information Technology and Assistant Secretary/Assistant Treasurer of the Company and its subsidiary companies.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information disclosed under this Item, including such Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

ITEM 9.01.	FINANCIAL STATEMENT AND EXHIBITS.

99.1	Press Release dated January 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: February 2, 2012	By:	/s/ John B. Williamson, III

John B. Williamson, III
Chairman, President, CEO and CFO